Exhibit (q)

THRIVENT MUTUAL FUNDS

Power of Attorney of Trustees

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Trustees of THRIVENT MUTUAL FUNDS, a Massachusetts business trust (the “Trust”), does hereby make, constitute and appoint Michael W. Kremenak, Jill Forte, and John D. Jackson, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Trustee of such Trust to a Registration Statement or Registration Statements, on Form N-14, Form N-1A, and all amendments, including pre-effective amendments, post-effective amendments, and any and all supplements or other instruments in connection therewith, to be filed by such Trust with the Securities and Exchange Commission, Washington, DC, in connection with the registration under the Securities Act of 1933 of shares of such Trust, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 26th day of February, 2019.

/s/ Janice B. Case	/s/ David S. Royal
Janice B. Case	David S. Royal
Trustee	Trustee

/s/ Robert J. Chersi	/s/ Verne O. Sedlacek
Robert J. Chersi	Verne O. Sedlacek
Trustee	Trustee

/s/ Marc S. Joseph	/s/ Constance L. Souders
Marc S. Joseph	Constance L. Souders
Trustee	Trustee

/s/ Paul R. Laubscher	/s/ Russell W. Swansen
Paul R. Laubscher	Russell W. Swansen
Trustee	Trustee

/s/ James A. Nussle
James A. Nussle
Trustee